----------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 3, 2005
                          ----------------------------



TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that pursuant to its By-Laws and call of its Directors, the regular meeting of shareholders of the PENSECO FINANCIAL SERVICES CORPORATION will be held at the Central City Office of Penn Security Bank and Trust Company located at 150 North Washington Avenue, Scranton, Pennsylvania, on Tuesday, May 3, 2005, at 2:00 P.M. for the purpose of considering and acting upon the following matters:

     1. Electing three (3) Directors of the Class of 2009 to serve for four (4) years and until their successors are elected.

     2. Whatever other business may be brought before the meeting or any adjournment thereof.


     Only those shareholders of record at the close of business on March 4, 2005 shall be entitled to vote at the meeting. If you do not expect to be personally present, please sign the enclosed proxy, be sure to date the same, and return at your earliest convenience in the enclosed, stamped envelope.




                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              P. FRANK KOZIK

                                              Secretary



March 15, 2005

                     PENSECO FINANCIAL SERVICES CORPORATION
            150 North Washington Avenue, Scranton, Pennsylvania 18503


PROXY STATEMENT MAILED MARCH 15, 2005 FOR THE ANNUAL MEETING TO BE HELD TUESDAY, MAY 3, 2005, AT 2:00 P.M. AT THE CENTRAL CITY OFFICE OF PENN SECURITY BANK AND TRUST COMPANY LOCATED AT 150 NORTH WASHINGTON AVENUE, SCRANTON, PENNSYLVANIA.


     INTRODUCTION Penn Security Bank and Trust Company (hereinafter, the "Bank") is a wholly-owned subsidiary of Penseco Financial Services Corporation (hereinafter, the "Company"). This Proxy Statement, while prepared in connection with the Annual Meeting of Shareholders of the Company, contains certain information relating to the Bank which will be identified where appropriate.


     REVOCABILITY OF PROXY Any person giving the proxy herein solicited may revoke it at any time prior to its being voted at the annual meeting by submitting a later dated proxy, or by contacting the Secretary, P. Frank Kozik, in writing prior to the meeting indicating the shareholder's intention to revoke the proxy. Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person.


     PERSON MAKING THE SOLICITATION The solicitation is made by order of the Board of Directors of the Company, the cost of which will be borne by the Company. Solicitation is being made primarily by use of the mail, but the management may solicit proxies by telephone or personal interview.



     VOTING SECURITIES & PRINCIPAL HOLDERS THEREOF The number of shares of common stock outstanding and entitled to vote at the annual shareholders' meeting is 2,148,000 as of this date. Only those shareholders of record at the close of business on March 4, 2005 shall be entitled to vote. The presence, in person or by proxy, of the holders of a majority of the total number of outstanding shares and entitled to vote is necessary to constitute a quorum at the annual shareholders' meeting.

     In the election of Directors, each shareholder has cumulative voting rights and is entitled to cast in the aggregate as many votes as the number of shares owned, multiplied by the number of Directors to be elected and to cast such votes for one candidate or to distribute such votes among two or more candidates. The candidates receiving the highest number of votes up to the number of Directors to be chosen shall be elected. The proxy permits a shareholder to vote for or withhold his vote from the election of Directors. The proxy holders named on the Proxy will vote for the Board's nominees unless the shareholder has withheld his vote from some or all of the nominees. Such proxy holders may exercise discretionary authority to cumulate votes in the election of Directors by distributing the votes they are authorized to cast among the Board's nominees in order to elect the largest possible number of them (in the event there is a nominee or nominees other than the Board's nominees), and, to the extent possible, in order to cast the same number of votes for each Board nominee. On other matters, each share of stock entitles the owner thereof to one vote. Abstentions and broker non-votes are not included as votes cast.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its executive officers and persons who own more than ten percent of a registered class of the Company's common stock (currently there are no such persons), to file reports of ownership and changes in ownership with respect to shares of the Company's common stock beneficially owned by them with the Securities and Exchange Commission and to furnish the Company with copies of all forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during fiscal 2004 all required reports were filed on a timely basis.

     The following table sets forth, as of February 25, 2005, the amount and percentage of the common stock of the Company beneficially owned by each Director and all Principal Officers and Directors of the Company as a group. No shareholder owns 5% or more of the Company's stock.

         Name of Individual                    Amount and Nature        Percent
         or Identity of Group              of Beneficial Ownership(1)  of  Class
         --------------------              --------------------------  ---------

Edwin J. Butler................................... 21,108  (2)          .983%
Richard E. Grimm..................................  3,720  (3)          .173%
Russell C. Hazelton .............................. 14,876  (4)          .693%
D. William Hume...................................  3,960  (5)          .184%
James G. Keisling................................. 18,452  (6)          .859%
P. Frank Kozik.................................... 17,116  (7)          .797%
Robert W. Naismith................................ 23,952  (8)         1.115%
James B. Nicholas.................................  3,968  (9)          .185%
Emily S. Perry....................................  2,200 (10)          .102%
Sandra C. Phillips................................ 74,460 (11)         3.466%
Otto P. Robinson, Jr.............................. 88,262 (12)         4.109%
Steven L. Weinberger..............................    600               .028%
All Directors and Principal Officers
  as a group (23 in group)........................291,042            13.549%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after February 25, 2005. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  This total includes 2,132 shares in a self-directed IRA.

(3) This total includes 780 shares owned jointly by Mr. Grimm and his wife and 2,936 shares held by Penn Security Bank under its Employee Stock Ownership Plan in which Mr. Grimm has a vested interest.

(4) This total includes 8,724 shares owned jointly by Mr. Hazelton and his wife, 800 shares owned by Mr. Hazelton's wife and 960 shares in a self-directed IRA.

(5) This total includes 689 shares owned jointly by Mr. Hume and his wife, 100 shares in a self-directed IRA owned by Mr. Hume's wife and 3,171 shares in a self-directed IRA.

(6) This total includes 1,400 shares owned jointly by Mr. Keisling and his wife, 2,100 shares owned by Mr. Keisling's wife, 4,744 shares in a self-directed IRA and 9,608 shares in a custodial account.

(7) This total includes 15,996 shares owned jointly by Mr. Kozik and his wife and 1,000 shares in a self-directed IRA.

(8) This total includes 14,500 shares owned jointly by Dr. Naismith and his wife and 9,452 shares in a self-directed IRA.

(9) This total includes 758 shares owned by Mr. Nicholas' wife and daughter and 800 shares in a self-directed IRA.

(10) This total includes 1,780 shares owned jointly by Mrs. Perry, her husband and her children.

(11) These shares are held in trust accounts.

(12) This total includes 9,456 shares owned jointly by Mr. Robinson and his wife, 25,068 shares owned by Mr. Robinson's wife and children and 7,545 shares held by Penn Security Bank under its Employee Stock Ownership Plan in which Mr. Robinson has a vested interest.

                              ELECTION OF DIRECTORS


Introduction

     Pursuant to Article III of the Company's By-Laws, the Board of Directors shall consist of not fewer than five (5) or more than fifteen (15) members, with four (4) classes of Directors, each class being as nearly equal in number as possible.

     Three (3) Directors of the Class of 2009 are to be elected at the Annual Meeting. Each Director of the Class of 2009 will serve for a term of four (4) years and until his successor is elected. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the three (3) nominees named below. Other nominations may be submitted in accordance with
Article II of the Company's By-Laws, which provides that any person intending to nominate at the annual meeting a candidate or candidates for the Board of Directors other than those nominated by management must notify the Company by certified mail, return receipt requested, which notice the Company must be in receipt of at least forty-five (45) days before said meeting, of his intent to do so giving the name(s) and address(es) of the person(s) he intends to nominate. Any solicitation by or on behalf of such candidate is subject to Federal Securities Laws and must comply therewith. The judge or judges of election shall not count any votes solicited by or on behalf of any such candidate in violation of the Federal Securities Laws or for any such candidate nominated without prior notice thereof having been received by the Company as required above.

Nominees

     The names of the nominees for Directors of the Class of 2009, and the Directors in the Classes of 2006, 2007 and 2008 who will continue in office after the Annual Meeting and until the expiration of their respective terms, together with certain information regarding them are as follows:


                                             NOMINEES FOR DIRECTOR


                                                                                                    Term
                                         Principal Occupation                           Director    Will
Name                   Age               for Past Five Years                              Since    Expire*
----                   ---               --------------------                           --------   -------
Class of 2009
-------------
Richard E. Grimm       56    Executive Vice-President and Treasurer.                      1994      2009
                             Mr. Grimm has served the bank as Executive
                             Vice-President and Cashier since 1994.

James B. Nicholas      53    Mr. Nicholas is President of D.G. Nicholas Co.,              1981      2009
                             Scranton, PA, a wholesale Auto Parts Company.

Sandra C. Phillips     62    Mrs. Phillips served on the Bank's Abington                  1994      2009
                             Advisory Board since 1984.  She is active in
                             Various community associations and organizations.



     It is the intent of the persons named in the proxy to vote for the nominees listed in the above schedule. Management is not aware of any nominees unavailable for election. In the event, however, that vacancies occur, such shares may be voted for substitute nominees, if any, designated by management.


                         DIRECTORS TO CONTINUE IN OFFICE

                                                                                                    Term
                                         Principal Occupation                           Director    Will
Name                   Age               for Past Five Years                              Since    Expire
----                   ---               --------------------                           --------   -------
Class of 2006
-------------
D. William Hume        78    Mr. Hume retired in January, 1999 and was Senior             1991      2006
                             Vice-President and Assistant Secretary of
                             the Bank as Executive Vice-President and
                             Cashier.

*If elected at the Annual Meeting

                                                                                                    Term
                                         Principal Occupation                           Director    Will
Name                   Age               for Past Five Years                              Since    Expire
----                   ---               --------------------                           --------   -------
Class of 2006
-------------
James G. Keisling      56    Mr. Keisling is CEO of Compression Polymers Corporation      1984      2006
                             and Vycom Corporation, manufacturers of plastic sheet
                             products.

Otto P. Robinson, Jr.  66    President, CEO and General Counsel.  Mr. Robinson is a       1967      2006
                             practicing attorney.  Mr. Robinson has since his
                             election as President in 1975 been devoting most of his
                             time to banking matters.


Class of 2007
-------------
Edwin J. Butler        78    Mr. Butler retired in September, 1991 and was Executive      1977      2007
                             Vice-President and Cashier of the Bank.

P. Frank Kozik         65    Secretary (non-active officer).  Mr. Kozik is President      1981      2007
                             and CEO of Scranton Craftsmen, Inc., Throop, PA, a
                             corporation dealing in miscellaneous iron, pre-cast
                             concrete products and ready mixed concrete.

Steven L. Weinberger   57    Mr. Weinberger is President of G. Weinberger Company,        1999      2007
                             Old Forge, PA, a mechanical contractor
                             specializing in commercial and industrial
                                       construction.


Class of 2008
-------------
Russell C. Hazelton    70    Mr. Hazelton is a retired Captain for Trans World            1977      2008
                             Airlines.

Robert W. Naismith,
Ph.D.                  60    Dr. Naismith is Chairman and Chief Executive Officer of      1988      2008
                             Life Science Analytics, Inc.  Dr. Naismith formerly was
                             Chairman and Chief Executive Officer of eMedsecurities,
                             Inc.

Emily S. Perry         64    Mrs. Perry is a retired Insurance Account Executive and      1983      2008
                             a community volunteer.


                          BOARD AND COMMITTEE MEETINGS

     The Board of Directors met 29 times in 2004. All Directors attended at least 75% of the total of the Board of Directors meetings and the committee meetings of which they were members.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank employed Chad J. Hazelton in the non-executive position of Financial Analyst. Mr. Hazelton, an immediate family member of Director Russell
C. Hazelton, received an aggregate salary and cash bonus of $61,727.88 during 2004.

                                 AUDIT COMMITTEE

     The Company has a standing Audit Committee of the Board consisting of Directors Edwin J. Butler, Russell C. Hazelton, James G. Keisling and P. Frank Kozik, none of whom are operating officers of the Company. The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter, which sets forth the duties and responsibilities of the Audit Committee, was filed with the definitive proxy relating to the Company's Annual Meeting of Shareholders, held May 6, 2003. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors. The Board of Directors of the Company has determined that all members of the Audit Committee are "independent directors", as defined in Rule 4200 (a) (15) of the National Association of Securities Dealers, Inc.

     Meetings of the Audit Committee are held approximately once each quarter to discuss the quarterly reports of the Company's

Internal Auditor and management's response thereto and report to the Board thereon. At these meetings, the Committee has the opportunity to discuss with management the adequacy of the Company's internal controls and the financial reporting process. It may also discuss these matters with the independent auditors and with appropriate Company financial personnel. The Committee reviews our financial statements and discusses them with management and the independent auditors before those financial statements are filed with the Securities and Exchange Commission. The Committee met six times in 2004.

     The Committee also meets privately with the independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the Committee.


                        AUDIT COMMITTEE FINANCIAL EXPERT

     The Sarbanes-Oxley Act of 2002 requires the Company to disclose whether or not its Audit Committee has, as one of its' members, an "Audit Committee Financial Expert", as that term is defined by the Securities and Exchange Commission (SEC).

     The Board of Directors has elected not to designate any member as an "Audit Committee Financial Expert". The audit program at our organization has always been strong. We have our own, full-time internal auditor reporting to the Audit Committee who has a staff of four full-time assistants. Our financial statements are audited by an independent registered public accounting firm, which has received approval from the Public Company Accounting Oversight Board to audit financial reports of SEC reporting companies. In addition to that, since we are a banking company, our bank, Penn Security Bank and Trust Company, is examined every year on an alternate basis by either the Pennsylvania Department of Banking or the Federal Deposit Insurance Corporation and our parent holding company is examined yearly by the Federal Reserve. Our four-member Audit Committee includes three members with substantial education and experience in accounting and financial management, of which, two are Chief Executive Officers of companies and one is a former Executive Vice-President of our organization. The Audit Committee, as well as the entire Board of Directors, are ethical people who will act responsibly if anything is wrong. We think that our Committee members acting together have the expertise, information and advice to assure that our financial statements are fairly presented.


                                OTHER COMMITTEES

     The Company has a standing Compensation Committee of the Board consisting of Directors Edwin J. Butler, P. Frank Kozik, Robert W. Naismith, Emily S. Perry and Otto P. Robinson, Jr. The committee recommends to the Board of Directors the compensation to be paid to the Executive Officers of the Company as well as general guidelines for compensation of the employees of the Bank. Three meetings of the committee were held in 2004.

     The Company does not have a standing Nominating Committee of the Board. Due to the size and local nature of the Company, as well as the fact that Board vacancies occur very infrequently, all members of the Board of Directors participate in the identification, recruitment and selection of nominees for election as directors of the Company.


                             DIRECTORS' COMPENSATION

     During 2004, Directors received an annual retainer of $9,000.00 plus $600.00 for each Board meeting attended and $250.00 for each committee meeting attended. Directors who are operating officers of the Company do not receive fees for committee meetings attended.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for fiscal years 2002 through 2004, the total compensation paid by the Company for services in all capacities to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers who received compensation in excess of $100,000.00 for the fiscal year ended December 31, 2004:


                             Annual Compensation (1)
                             -----------------------

Name and                                                            All Other
Principal Position           Year     Salary ($)      Bonus($)   Compensation($)
------------------           ----     ----------      --------   ---------------
Otto P. Robinson, Jr.        2004     240,431.89           .00      1,876.70 (2)
President, CEO &             2003     243,027.79     11,519.21     49,177.52 (3)
General Counsel              2002     227,046.96     22,367.38      4,385.28 (3)

Richard E. Grimm             2004     135,746.85      6,697.05      1,304.02 (5)
Executive Vice-President     2003     137,944.84      6,598.09      1,536.87 (5)
& Treasurer                  2002     128,980.60     12,811.81      3,108.98 (4)

Peter F. Moylan              2004     133,880.88      5,286.83      1,274.03 (5)
Executive Vice-President     2003     131,021.39      5,208.69      1,448.48 (5)
& Trust Officer              2002     128,065.90     12,642.47      3,085.23 (4)

Andrew A. Kettel, Jr.        2004     103,241.29      5,959.08        999.69 (5)
Senior Vice-President        2003     104,372.62      5,871.01      1,172.18 (5)
                             2002      96,970.95     11,400.00      2,376.19 (4)

William J. Calpin, Jr.       2004     100,063.42      5,959.89        970.61 (5)
Senior Vice-President        2003     102,291.58      5,871.81      1,150.06 (5)
                             2002      95,645.17     11,401.57      2,347.15 (4)

(1) Other annual compensation received by Mr. Robinson consisted of the use of a Bank owned automobile. For each fiscal year disclosed, the aggregate amount of this perquisite received by Mr. Robinson was less than 10% of his salary and bonus and is, therefore, not reportable.
(2) "All Other Compensation" consists of a cash contribution to the Retirement Profit Sharing Plan of $1,876.70. In 2004, there was no contribution for the Supplemental Benefit Plan described on page 9.
(3) "All Other Compensation" consists of a cash contribution to the Retirement Profit Sharing Plan of $2,126.52 and $47,051.00 for the Supplemental Benefit Plan described on page 9.
(4) "All Other Compensation" consists of a cash contribution to the Employee Stock Ownership Plan which may be used to purchase shares of the Company's stock.
(5) "All Other Compensation" consists of a cash contribution to the Retirement Profit Sharing Plan.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation program for executive officers is administered by the Compensation Committee of the Board of Directors ("Committee"). The Committee makes recommendations to the Board of Directors regarding the compensation arrangements for executive officers, including the Chief Executive Officer. The compensation program for the Company's executive officers consists of a base salary, annual cash bonus, and other perquisites. In 2004, Otto P. Robinson, Jr., the President and Chief Executive Officer, was the only executive officer to receive a perquisite, which was the use of a Bank owned automobile.

     The Committee determines executive base salaries by level of responsibility, individual performances and, to a lesser degree, Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual performances for the year and available information on salaries at other financial institutions of similar size, the Chief Executive Officer makes recommendations to the Committee concerning the base salaries of other executive officers. Using the same review process, the Committee makes recommendations to the Board regarding the Chief Executive Officer.

     Annual cash bonuses are intended to focus the efforts of executive officers on the attainment of specific annual performance goals which will promote the overall success of the Company. The Chief Executive Officer evaluates other executive officers in their achievement of specific goals and makes recommendations to the Committee regarding bonuses to be awarded. The Committee recommends to the Board the annual bonus for the Chief Executive Officer based to a large degree upon the financial performance of the Company using such financial measures as earnings per share, return on average assets and return on average equity. Mr. Robinson, suffering a physical incapacity during 2004, did not accept a cash bonus for that year. The President and Chief Executive Officer did not participate in the decision by the Board of Directors relating to his base salary.


                                             MEMBERS OF THE COMMITTEE
                                             Robert W. Naismith, Ph.D., Chairman
                                             Edwin J. Butler
                                             P. Frank Kozik
                                             Emily S. Perry
                                             Otto P. Robinson, Jr.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2004, the Company employed Otto P. Robinson, Jr. as its President and Chief Executive Officer. Mr. Edwin J. Butler is a retired officer of the Bank. Mr. Robinson abstained from all voting regarding his own compensation.

                                 CODE OF ETHICS

     The Company has had for many years a Code of Ethics applicable to all employees including the Company's principal Executive Officer and principal Financial Officer (Controller). The purpose of the Code is to promote honest and ethical conduct, full and fair disclosures of financial information, compliance with laws and regulations and accountability for actions.

     A copy of the Code of Ethics may be obtained, without charge, by contacting:

                           Patrick Scanlon, Controller
                     Penseco Financial Services Corporation
                           150 North Washington Avenue
                        Scranton, Pennsylvania 18503-1848
                                 1-800-327-0394

                          REPORT OF THE AUDIT COMMITTEE

     We have reviewed the Company's audited financial statements as of and for the year ended December 31, 2004, and met with both management and McGrail Merkel Quinn & Associates, independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us.

     We have received from and discussed with McGrail Merkel Quinn & Associates, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee). These items relate to the Firm's independence from the Company. We also discussed with McGrail Merkel Quinn & Associates any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, we recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.


                                                Respectfully submitted,
                                                MEMBERS OF THE AUDIT COMMITTEE
                                                Edwin J. Butler, Chairman
                                                Russell C. Hazelton
                                                James G. Keisling
                                                P. Frank Kozik

                             EMPLOYEE BENEFIT PLANS

     Principal officers of the Bank participate in the Bank's employee benefit programs on the same basis as all other employees and only receive the same benefits as all other employees.

     Penn Security Bank and Trust Company maintains a qualified defined benefit retirement (Pension) plan for its employees and officers. Directors who are non-active officers are not included in the plan. In 2004, the Bank contributed $380,989.00. Under the funding method employed for this plan, the amount of contribution, payment or accrual in respect of a specified person is not and cannot readily be separately or individually calculated for the plan.

     Remuneration for pension benefit purposes includes all earnings reportable as IRS Form W-2 wages for Federal income tax withholding purposes. Final Average Compensation means the average compensation paid to an employee during the five consecutive calendar years out of the final ten years of service which produces the highest average.


Estimated Annual Retirement Benefit at Age 65.

                                Years of Service

Average Annual
   Earnings               10 yrs.         20 yrs.        30 yrs.        40 yrs.
--------------            -------         -------        -------        -------
$  25,000.00          $  2,500.00      $  5,000.00    $  7,500.00   $  10,000.00
   50,000.00             5,182.80        10,365.60      15,548.40      20,731.20
   75,000.00             8,932.80        17,865.60      26,798.40      35,731.20
  100,000.00            12,682.80        25,365.60      38,048.40      50,731.20
  125,000.00            16,432.80        32,865.60      49,298.40      65,731.20
  150,000.00            20,182.80        40,365.60      60,548.40      80,731.20
  175,000.00            23,932.80        47,865.60      71,798.40      95,731.20
  210,000.00            27,832.80        55,665.60      83,498.40     111,331.20

     The above table of estimated annual retirement benefits is representative of an employee currently age 65 whose salary remained unchanged during his last five years of employment and whose benefit will be paid for the remainder of his life. The benefits payable under the plan are subject to the maximum benefit limitations of Section 401 (a)(17) of the Internal Revenue Code. Benefits based on normal retirement at age 65 provided for an annual pension equal to 1% of his Final Average Compensation up to his Covered Compensation, plus 1 1/2% of his Final Average Compensation in excess of his Covered Compensation per year of Credited Service, not beyond his normal retirement date, with partial credit for fractional years. Covered Compensation is determined in accordance with the Social Security Act as in effect at the time of the employee's final termination of employment. Covered Compensation is the average annual wage covered under the Social Security Act throughout the employee's working lifetime. In accordance with the Social Security Act, maximum Covered Compensation for the year 2004 was $46,344.00.

     The years of creditable service as of December 31, 2004 for Messrs. Robinson, Grimm, Moylan, Kettel and Calpin were 29, 25, 5, 34, and 4 respectively.

     Supplemental Benefit Plan Agreement. Penn Security Bank and Trust Company has entered into a Supplemental Benefit Plan Agreement (the "Plan") dated December 28, 1995 with a retroactive effective date of January 1, 1994, with Mr. Robinson. The purpose of the Supplemental Benefit is to grant additional benefits in excess of those accrued in the pension plan due to the limit on compensation contained in Section 401 (a)(17) of the Code. The Plan is intended to be an unfunded excess benefit plan under Section (3)(36) of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan provides that if Mr. Robinson retires from employment with Penn Security Bank and Trust Company at his Normal Retirement Date, he shall be entitled to receive a benefit equal to
(a) the benefit which would have accrued under the provision of the Pension Plan, if such Pension Plan were administered without regard to the limitations under Code Section 401 (a)(17), less, (b) the amount of the Normal Retirement Benefit which he is entitled to receive under the Pension Plan. If he retired from employment at his Early Retirement Date, he shall be entitled to receive a benefit equal to (a) the benefit which would have accrued under the provisions of the Pension Plan computed in accordance with Section 3.1 to his Early Retirement Date, less (b) the amount of his Early Retirement Benefit which he would be entitled to receive under the Plan. If Early Retirement Benefits commence prior to his Normal Retirement Date, the benefits payable under the Plan and the Pension Plan shall be actuarially reduced for such early commencement to the extent provided under the terms of the Pension Plan. If retirement is after his Normal Retirement Date, he shall be entitled to receive a benefit equal to (a) the benefit which would have accrued under the provisions of the Pension Plan, computed in accordance with Section 3.1 to his Deferred Retirement Date, less, (b) the amount of Deferred Retirement Benefit which he is entitled to receive under the Pension Plan. In no event will Mr. Robinson be entitled to receive total benefits from the Plan and the Pension Plan in excess of the benefit he would have received from the Pension Plan if the limitations under Code
Section 401 (a)(17) were not applicable to the Pension Plan. If Mr. Robinson terminates employment with Penn Security Bank and Trust Company for any reason, the Accrued Benefit at the date of termination shall be valued and payable in an aggregate amount equal to his accrued benefit. Any such payments will be paid from the Bank's general assets. If a Change of Control of Penn Security Bank and Trust Company occurs, Mr. Robinson's accrued benefit shall be valued and payable in accordance with the provisions stated above. "Change of Control" shall occur when any person other than the Bank obtains ownership or voting power with respect to greater than 50 percent of the aggregate value or voting power, as applicable, of the Employer's capital stock.

     The Bank's Retirement Profit Sharing Plan includes employees as well as officers. Directors who are non-active officers are not included in the plan. Under the plan, amounts voted by the Board of Directors are paid into a fund and each employee is credited with a share in proportion to his annual compensation. Upon retirement or death or termination or disability, each employee is paid the total amount of his credits in the fund in one of a number of optional ways. In 2004, the Bank contributed $60,000.00 to the Retirement Profit Sharing Plan.

     The Bank's Employee Stock Ownership Plan (ESOP), includes employees as well as officers. Directors who are non-active officers are not included in the plan. Under the plan, amounts voted by the Board of Directors are paid into the ESOP and each employee is credited with a share in proportion to his annual compensation. All contributions to the ESOP are invested in or will be invested primarily in Penseco Financial Services Corporation stock. In 2004, the Bank did not contribute to the ESOP. Distribution of a participant's stock account occurs upon retirement or death or disability or termination of employment.


               TRANSACTIONS WITH DIRECTORS AND PRINCIPAL OFFICERS

     The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with Directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risks of collectability or present other unfavorable features. These persons and firms were indebted to the Bank for loans totaling $9,503,267.54 and $6,066,296.02 at February 1, 2005 and 2004, respectively. Such loans had a maximum unpaid balance in the aggregate of $9,474,033.37 and $5,732,323.66 during the years ended December 31, 2004 and 2003, respectively. In addition, during 2004 and 2003, the Bank had outstanding standby letters of credit for the accounts of related parties in the amounts of $6,932,107.21 and$6,352,877.00.

     In this Proxy Statement, the term "officer" means the President, Executive Vice-Presidents, Senior Vice-Presidents, Vice-Presidents, Treasurer, Secretary and Controller.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph sets forth comparative information regarding the Company's cumulative shareholder return on its common stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the investment period. The Company's cumulative shareholder return based on an investment of $100 at the beginning of the five-year period beginning December 31, 1999 is compared to the cumulative total return of the S & P 500 Index ("S & P 500") and the SNL Securities Northeast Quadrant Pink Sheet Banks Index ("Pink Banks"), which more closely reflects the Company's peer group. The yearly points marked on the horizontal axis of the graph correspond to December 31st of that year.


                     PENSECO FINANCIAL SERVICES CORPORATION

Total Return Performance Graph

                                                               Period Ending
                                       ---------------------------------------------------------------
Index                                  12/31/99   12/31/00   12/31/01   12/31/02   12/31/03   12/31/04
------------------------------------------------------------------------------------------------------
Penseco Financial Services Corporation  100.00      80.99     120.65     149.19     181.00     192.04
S&P 500*                                100.00      91.20      80.42      62.64      80.62      89.47
SNL Northeast OTC-BB and Pink Banks     100.00      86.95     107.42     130.20     189.89     221.23

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005.

Used with permission. All rights reserved. crsp.com.

Source: SNL Financial LC, Charlottesville, VA
@2005                                                              (434)977-1600




                       OUR RELATIONSHIP WITH OUR AUDITORS
                    Independent Registered Public Accountants

     The Audit Committee has selected McGrail Merkel Quinn and Associates, Certified Public Accountants and Consultants, to conduct an independent audit of the financial statements of the Company for the year 2004, and it is expected they will be selected for the year 2005. Representatives of the Firm as expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The fees billed by McGrail Merkel Quinn and Associates during 2004 and 2003 were as follows:

                              2004           2003
                              ----           ----
Audit Fees                  $ 57,200        $50,000
Audit-Related Fees            20,100         16,500
Tax Fees                       6,000          8,000
All Other Fees                     -              -

     The amounts shown for "Audit-Related Fees" were for audits of employee benefit plans and student loans. The amount shown for "Tax Fees" were for tax return review and Federal and State tax advice.

     Under its charter, the Audit Committee must pre-approve all engagements of our Independent Auditors. The Audit Committee, prior to retaining the Auditors, will evaluate known potential engagements of the Independent Auditor, including the scope of the work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the Independent Auditor's independence from management. At each subsequent Committee meeting, the Committee will receive updates on any non-audit services actually provided by the Independent Auditor, and management may present additional services for approval. The Committee has delegated to the Chairman of the Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Committee at the next Committee meeting.

     Since the May 6, 2003 effective date of the Securities and Exchange Commission rules stating that an Auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, all engagements of McGrail Merkel Quinn and Associates were approved in advance by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission's rules.


                                Internal Auditor

     Mr. Robert P. Heim was re-elected by the Board of Directors this year to the position of Director of Internal Audit. Mr. Heim will be present at the annual meeting to respond to any appropriate questions.


                  SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

     Any shareholder proposal submitted for inclusion in the Company's proxy statement and form of proxy for the 2006 Annual Meeting of shareholders must be received at the Company's Executive Offices, 150 North Washington Avenue, Scranton, Pennsylvania 18503 on or before December 1, 2005.


                                  OTHER MATTERS

     The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or its management at the meeting. If any other business is presented at said meeting, the proxy herein solicited will be voted in accordance with the recommendations of the Board of Directors.

By order of the Board of Directors, March 15, 2005.


                                          PENSECO FINANCIAL SERVICES CORPORATION
                                               Scranton, Pennsylvania 18503
                                                  OTTO P. ROBINSON, JR.
                                                        President


MARCH 15, 2005
NOTICE

     THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS STATEMENT AND COPIES ARE AVAILABLE, WITHOUT CHARGE, TO THE PUBLIC. THE ANNUAL REPORT SERVES AS THE COMPANY'S ANNUAL DISCLOSURE STATEMENT AS REQUIRED UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND MAY BE OBTAINED AT ANY BRANCH LOCATION OF THE BANK, OR BY CONTACTING:


                     PATRICK SCANLON, CONTROLLER
                     PENSECO FINANCIAL SERVICES CORPORATION
                     150 NORTH WASHINGTON AVENUE
                     SCRANTON, PENNSYLVANIA  18503

                     PHONE (570)346-7741 OR (800)327-0394

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


KNOW  ALL MEN BY THESE  PRESENTS,  that I, the  undersigned  shareholder  in the
PENSECO FINANCIAL SERVICES CORPORATION (the "Company"), do hereby nominate, constitute and appoint CAROL GEMMELL, RICHARD C. KUNKLE AND ANITA Z. WIRTH and each of them (with full power to act without the others) my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all of the stock of the said PENSECO FINANCIAL SERVICES CORPORATION, standing in my name on the books of the said Company on March 4, 2005, at the annual meeting of the shareholders thereof to be held at the Central City Office of Penn Security Bank and Trust Company located at 150 North Washington Avenue, Scranton, Pennsylvania on Tuesday, May 3, 2005, at 2:00 P.M. or at any adjournment or adjournments thereof, hereby revoking all proxies by me heretofore made, with all the powers the undersigned would possess if personally present at said meeting as follows:


     1. ELECTION OF DIRECTORS: For the election of three (3) Directors of the Class of 2009, listed in the proxy statement dated March 15, 2005 accompanying the notice of the said meeting, as Directors of the Company to serve for four
(4) years and until their successors are elected.


    FOR ALL NOMINEE(S) listed                        WITHHOLD AUTHORITY
    below (except as marked to the                   to vote for all nominees
    contrary below).  [  ]                           listed below.  [  ]

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark the box next to the nominee's name below.)


Class of 2009
-------------


(  ) Richard E. Grimm       (  ) James B. Nicholas       (  ) Sandra C. Phillips


     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH INSTRUCTIONS OF MANAGEMENT ON OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

     IN WITNESS WHEREOF, I have hereunto set my hand this ____________ day of ___________________________, 2005.

                            ___________________________________________SIGNATURE

                            ___________________________________________SIGNATURE


         (Execute proxy and return in stamped envelope for this purpose)